UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

current report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 1, 2016
(Date of Report (Date of Earliest Event Reported))

SOVRAN SELF STORAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Other Jurisdiction Of Incorporation)	1-13820 (Commission File Number)	16-1194043 (I.R.S. Employer Identification Number)

6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)

(716) 633-1850
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [   ]  Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

                    On April 1, 2016, the Board of Directors of Sovran Self Storage, Inc. (the "Company") adopted a revised fee schedule for non-employee directors ("Outside Directors") effective commencing for the year 2016.  Such fees were last revised in 2010.  A schedule of the revised fees is included in this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

                    Also on April 1, 2016, the Board of Directors of the Company amended the Company's 2009 Outside Director's Stock Option and Award Plan to eliminate stock option grants as a component of board compensation and to provide that shares covered by unexercised options as well as shares of restricted stock that have not vested may not be reissued thereunder.  A copy of the amended plan is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No .	Description
10.1	Outside Director Fee Schedule
10.2	2009 Outside Director's Stock Option and Award Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 6, 2016	SOVRAN SELF STORAGE, INC. By /s/ ANDREW J. GREGOIRE Name: Andrew J. Gregoire Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Outside Director Fee Schedule
10.2	2009 Outside Director's Stock Option and Award Plan, as amended